Exhibit 99.1

MAD CATZ® REPORTS FISCAL 2015 FIRST QUARTER FINANCIAL RESULTS

San Diego, CA – August 4, 2014 – Mad Catz Interactive, Inc. (“Mad Catz” or the “Company”) (NYSE MKT/TSX: MCZ), today announced financial results for the fiscal 2015 first quarter ended June 30, 2014.

Key Highlights of Fiscal 2015 First Quarter and Subsequent:

•	Fiscal 2015 first quarter net sales declined 10% to $16.7 million, driven by a 17% decline in net sales in both EMEA and the Americas, offset partially by a 49% increase in net sales in APAC;

•	Gross margin for the fiscal 2015 first quarter improved to 30.2%, compared to 28.7% in the prior year quarter;

•	Total operating expenses in the fiscal 2015 first quarter decreased 17% from the prior year period to $6.2 million;

•	Diluted loss per share was ($0.02) for the fiscal 2015 first quarter, compared to a diluted loss per share of ($0.03) in the prior year quarter;

•	Net position of bank loan, less cash, of $5.3 million at June 30, 2014, compared to $4.1 million at March 31, 2014 and $8.4 million at June 30, 2013;

•	Shipped the new range of Tritton® Xbox One™ licensed headsets;

•	Shipped the Pro Racing™ Force Feedback Wheel and Pedals for Xbox One;

•	Shipped the S.T.R.I.K.E.M™ Mobile Keyboard for iOS™, Android™ and Windows™;

•	Shipped the Saitek® X-55 RHINO™ H.O.T.A.S. System for Windows PC;

•	Shipped the R.A.T.TE™ (Tournament Edition) Gaming Mouse for Windows PC and Mac;

•	Shipped the Mad Catz C.T.R.L.R™ Wireless Gamepad for Amazon® Fire TV™, PC, Mac, and Android Smart Devices; and,

•	Announced participation in Needham Interconnect Conference on August 6, 2014.

Summary of Financials

(in thousands, except margins and per share data)

	Three Months Ended June 30,
	2014	2013	Change

Net sales	$16,747	$18,684	(10%)
Gross profit	5,063	5,365	(6%)
Total operating expenses	6,194	7,483	(17%)

Operating loss	(1,131)	(2,118)	(47%)

Net loss	(1,245)	(2,065)	(40%)

Net loss per share, basic and diluted	($0.02)	($0.03)	(33%)

Gross margin	30.2%	28.7%	150	bps

Adjusted EBITDA (loss) (1)	($446)	($1,125)	(60%)

(1)	Definitions, disclosures and reconciliations regarding non-GAAP financial information are included on page 7.

Commenting on the Company’s fiscal 2015 first quarter results, Darren Richardson, President and Chief Executive Officer of Mad Catz, said, “Our financial results are in-line with our expectations as they reflect the impact from the ramp-up in sales of next generation consoles following their introduction in late 2013. The initial industry reception is exceeding expectations and reflects the strong consumer appeal the video game industry holds. As the installed base reaches critical mass, we expect consumers will look to complement their console investment with other video game products and we are confident in our ability to successfully bring to market products that enable our consumers to achieve their goals of maximizing their gaming experience wherever they choose to play.”

Summary of Key Sales Metrics

	Three Months Ended June 30,
(in thousands)	2014	2013	Change

Net Sales by Geography
EMEA	$8,373	$10,115	(17%)
Americas	5,449	6,600	(17%)
APAC	2,925	1,969	49%

	$16,747	$18,684	(10%)

Sales by Platform as a % of Gross Sales
PC & Mac	47%	47%
Universal	25%	26%
Next gen consoles (a)	12%	0%
Smart devices	8%	1%
Legacy consoles (b)	7%	25%
All others	1%	1%

	100%	100%

Sales by Category as a % of Gross Sales
Audio	39%	44%
Mice and keyboards	26%	30%
Specialty controllers	22%	17%
Controllers	7%	2%
Accessories	5%	6%
Games and Other	1%	1%

	100%	100%

Sales by Brand as a % of Gross Sales
Tritton	36%	39%
Mad Catz	35%	47%
Saitek	18%	11%
Other	11%	3%

	100%	100%

(a)	Includes products developed for Xbox One, PlayStation 4 and Wii U.
(b)	Includes products developed for Xbox 360, PlayStation 3 and Wii.

Karen McGinnis, Chief Financial Officer of Mad Catz, commented, “We experienced a 10% decrease in net sales during the first quarter driven by declines in sales of products for legacy consoles in all regions as a result of the console transition and, to a lesser extent, declines in sales of mice and keyboards. These declines were offset partially by strong sales of products for the new consoles and smart devices, as well as an increase in sales of our Saitek flight simulation products. Although sales declined 10% compared to the prior year, our gross margin improved to 30% and our operating expenses decreased by 17%. As a result, our operating loss in the first quarter was $1.1 million, compared to the $2.1 million operating loss generated in the first quarter last year. We also remained focused on managing our overall liquidity position and ended the quarter with a net position of bank loan less cash of $5.3 million, compared to $8.4 million a year ago and $4.1 million last quarter.”

Mr. Richardson, concluded, “Overall, we are pleased with the results around our initiatives to reduce operating expenses, improve gross margins and launch new products across various platforms. As we enter fiscal 2015, we remain confident that our business strategy, product offerings and financial position are primed to deliver improved results and help us to return to growth and profitability by focusing on what we do best: designing innovative products for passionate gamers and executing strong global market launches of those products; selling gaming accessories for new platforms, including smart devices; expanding our global sales reach, particularly in APAC; maintaining our disciplined approach to working capital management and product placement profitability; expanding our Saitek flight simulation business; and identifying strategic opportunities for the expansion of products in adjacent and compatible categories.”

The Company will host a conference call and simultaneous webcast on August 4, 2014, at 5:00 p.m. ET, which can be accessed by dialing (212) 231-2901. Following its completion, a replay of the call can be accessed for 30 days at the Company’s Web site (www.madcatz.com, select “About Us/Investor Relations”) or for seven days via telephone at (800) 633-8284 (reservation #21728090) or, for International callers, at (402) 977-9140.

About Mad Catz

Mad Catz Interactive, Inc. (“Mad Catz”) (NYSE MKT/TSX: MCZ) is a global provider of innovative interactive entertainment products marketed under its Mad Catz® (gaming), Tritton® (audio), and Saitek® (simulation) brands. Mad Catz products cater to passionate gamers across multiple platforms including in-home gaming consoles, handheld gaming consoles, Windows® PC and Mac® computers, smart phones, tablets and other mobile devices. Mad Catz distributes its products through its online store as well as distribution via many leading retailers around the globe. Headquartered in San Diego, California, Mad Catz maintains offices in Europe and Asia. For additional information about Mad Catz and its products, please visit the Company’s website at www.madcatz.com.

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Safe Harbor

Information in this press release that involves the Company’s expectations business prospects, plans, intentions or strategies regarding its future are forward-looking statements that are not facts and that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “goal,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause the Company’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release are the following: the ability to maintain or renew the Company’s licenses; competitive developments affecting the Company’s current products; first-party price reductions; availability of capital under our credit facility; commercial acceptance of new in-home gaming consoles; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; unanticipated product delays; or a downturn in the market or industry. A further list and description of these and other factors, risks, uncertainties and other matters can be found in the Company’s most recent annual report, and any subsequent quarterly reports, filed with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. The forward-looking statements in this release are based upon information available to the Company as of the date of this release, and the Company assumes no obligation to update any such forward-looking statements as a result of new information or future events or developments, except as may be require by applicable law. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of the future performance of the Company and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

Contact:
Karen McGinnis	Joseph Jaffoni, Norberto Aja, Jim Leahy
Chief Financial Officer	JCIR
Mad Catz Interactive, Inc.	mcz@jcir.com or (212) 835-8500
kmcginnis@madcatz.com or (619) 683-9830

- TABLES FOLLOW –

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,
	2014	2013

Net sales	$16,747	$18,684
Cost of sales	11,684	13,319

Gross profit	5,063	5,365

Operating expenses:
Sales and marketing	2,412	2,906
General and administrative	3,151	3,233
Research and development	522	1,011
Acquisition related items	—	99
Amortization of intangible assets	109	234

Total operating expenses	6,194	7,483

Operating loss	(1,131)	(2,118)
Other expense:
Interest expense, net	(158)	(118)
Foreign currency exchange loss, net	(35)	(24)
Change in fair value of warrant liability	(19)	(17)
Other income	81	71

Total other expense	(131)	(88)

Loss before income taxes	(1,262)	(2,206)
Income tax benefit	17	141

Net loss	($1,245)	($2,065)

Net loss per share:

Basic	($0.02)	($0.03)

Diluted	($0.02)	($0.03)

Shares used in per share computations:

Basic	64,081,689	63,477,399

Diluted	64,081,689	63,477,399

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	June 30, 2014	March 31, 2014
ASSETS
Current assets:
Cash	$2,465	$1,496
Accounts receivable, net	7,464	8,059
Other receivables	1,404	1,531
Inventories	17,711	17,189
Deferred tax assets	933	926
Income tax receivable	895	895
Prepaid expenses and other current assets	1,425	1,605

Total current assets	32,297	31,701
Deferred tax assets	1,365	1,334
Other assets	363	499
Property and equipment, net	2,492	2,737
Intangible assets, net	2,913	3,022

Total assets	$39,430	$39,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank loan	$7,763	$5,612
Accounts payable	13,442	13,661
Accrued liabilities	4,597	4,874
Note payable	1,032	1,336
Income taxes payable	89	330

Total current liabilities	26,923	25,813
Note payable, less current portion	962	1,023
Warrant liability	94	75
Deferred tax liabilities	179	178
Other long-term liabilities	60	78

Total liabilities	28,218	27,167

Shareholders’ equity:
Common stock	61,036	60,847
Accumulated other comprehensive loss	(1,615)	(1,757)
Accumulated deficit	(48,209)	(46,964)

Total shareholders’ equity	11,212	12,126

Total liabilities and shareholders’ equity	$39,430	$39,293

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	($1,245)	($2,065)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	501	686
Accrued and unpaid interest expense on note payable	10	—
Amortization of deferred financing fees	15	8
Stock-based compensation	123	153
Change in fair value of contingent consideration	—	(764)
Change in fair value of warrant liability	19	17
Provision for deferred income taxes	(37)	16
Changes in operating assets and liabilities:
Accounts receivable	629	4,915
Other receivables	134	(661)
Inventories	(493)	(1,503)
Prepaid expenses and other current assets	190	(29)
Other assets	162	(31)
Accounts payable	(96)	(379)
Accrued liabilities	(262)	(1,292)
Income taxes receivable/payable	(227)	(380)

Net cash used in operating activities	(577)	(1,309)

Cash flows from Investing activities:
Purchases of property and equipment	(261)	(160)

Net cash used in investing activities	(261)	(160)

Cash flows from financing activities:
Borrowings on bank loan	13,686	18,891
Repayments on bank loan	(11,535)	(17,022)
Payment of financing fees	(50)	—
Repayments on note payable	(375)	—
Proceeds from exercise of stock options	66	—
Payment of contingent consideration	—	(787)

Net cash provided by financing activities	1,792	1,082

Effects of foreign currency exchange rate changes on cash	15	12

Net increase (decrease) in cash	969	(375)
Cash, beginning of period	1,496	2,773

Cash, end of period	$2,465	$2,398

Supplementary Data

Adjusted EBITDA (Loss) Reconciliation (non-GAAP)

(in thousands)

(Unaudited)

	Three Months Ended June 30,
	2014	2013

Net loss	($1,245)	($2,065)
Adjustments:
Depreciation and amortization	516	694
Stock-based compensation	123	153
Change in fair value of warrant liability	19	17
Acquisition related items	—	99
Interest expense, net	158	118
Income tax benefit	(17)	(141)

Adjusted EBITDA (loss)	($446)	($1,125)

Adjusted EBITDA (loss), a non-GAAP financial measure, represents net loss before interest, taxes, depreciation and amortization, stock-based compensation, the gain/loss on the change in the fair value of the related warrant liability, goodwill impairment, if any, and acquisition related items. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it being presented as an alternative to operating or net income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles in the United States. As defined, Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. We believe, however, that in addition to the performance measures found in our financial statements, Adjusted EBITDA is a useful financial performance measurement for assessing our Company’s operating performance. We use Adjusted EBITDA as a measurement of operating performance in comparing our performance on a consistent basis over prior periods, as it removes from operating results the impact of our capital structure, including the interest expense resulting from our outstanding debt, and our asset base, including depreciation and amortization of our capital and intangible assets. In addition, Adjusted EBITDA is an important measure for our lender.